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                                 EXHIBIT (c)(2)
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                                    ARTICLE 9
                         Issuance of Share Certificates

         9.1 SHARE CERTIFICATES. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice-President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         9.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

         9.3 ISSUANCE OF NEW CERTIFICATES TO PLEDGEE. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificates shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

         9.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.


                                   ARTICLE 10
           Provisions Relating to the Conduct of the Trust's Business

         10.1      CONDUCT OF BUSINESS.   The Trust shall at all times conduct
its business in accordance with applicable provisions of the Investment Company Act

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of 1940 (the "1940 Act"). The Trustees shall adopt valuation guidelines or procedures consistent with the applicable provisions of the 1940 Act regarding the valuation of the Shares of each series or class of the Trust.

                                   ARTICLE 11
                    Shareholders' Voting Powers and Meetings

         11.1 VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1 of the Declaration of Trust, PROVIDED, HOWEVER, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Manager or Sub-Adviser as provided in
Article IV, Section 6 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4 of the Declaration of Trust, (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Shareholders holding at least 10% of the Trust's Shares shall have the right to call a meeting to elect or remove one or more of the Trustees of the Trust. Removal of one or more Trustees by Shareholder vote may be accomplished without a showing of cause. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. The Shareholders of any particular series or class shall not be entitled to vote on any matters as to which such series or class is not affected. Except with respect to matters as to which the Trustees have determined that only the interests of one or more particular series are affected or as required by law, all of the Shares of each series or class shall, on matters as to which it is entitled to vote, vote with other series so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more series as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such series, separately. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by shareholders.
         11.2 VOTING POWER AND MEETINGS. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 1 of the Declaration of Trust and for such other purposes as may be prescribed by law, by the Declaration

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of Trust or by these Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         11.3 QUORUM AND REQUIRED VOTE. A majority of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that holders of any series shall vote as a series, then a majority of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust or these Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any series shall vote as a series, then a majority of the Shares of that series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series is concerned.

         11.4 ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         11.5 RECORD DATES. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

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